Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2018

HONOLULU, HAWAII, May 14, 2018 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported net earnings of $679,000, $0.08 per share, and a net loss of $338,000, $0.04 per share, for the three and six months ended March 31, 2018, respectively, as compared to a net loss of $615,000, $0.07 per share, and net earnings of $1,026,000, $0.12 per share, for the three and six months ended March 31, 2017, respectively.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, "The net earnings for the quarter ended March 31, 2018 were due to a $2,250,000 gain, before taxes, primarily from the sale of the Company's principal oil property located in the Red Earth area of Alberta, Canada.  Approximately 50% of the proceeds were remitted by the buyer to the Canadian tax authorities as taxes withheld on the sale.  This sale has provided the Company additional liquidity and reduced Barnwell's asset retirement obligations.  Also impacting the Company's results this quarter as compared to the prior year quarter were lower oil production which declined 42% and lower natural gas production, down 28%, and prices, down 23%, and a decrease in contract drilling operating results in the current quarter as compared to the prior year's quarter.
"The loss for the six months ended March 31, 2018 as compared to last year's net earnings for the six months ended March 31, 2017 was largely due to a $1,678,000 decrease in land investment profits as there were no lot sales this six month period by the Kukio Resort land development partnerships whereas in last year's six month period one lot was sold by the partnerships for $20,975,000.  This also resulted in a corresponding decrease in equity in earnings from affiliates, which decreased $2,389,000 to a loss of $233,000.  This was partially offset by the aforementioned gain on the sale of the Red Earth oil properties and a $460,000 income tax benefit due to the enactment of changes to the U.S. federal income tax laws in December 2017.  Additionally, general and administrative expenses decreased $737,000 due to decreases in fees related to the lot sold for $20,975,000 in the prior year, compensation costs and the closure of our New York office last year.
 "At March 31, 2018 Barnwell had cash, cash equivalents and certificates of deposit of $16,588,000 and working capital of $18,646,000 and our third quarter, to end June 30, 2018, has begun with the receipt in April of a $310,000 percentage of sales payment by Kaupulehu Developments and a $373,000 distribution from the Kukio Resort land development partnerships."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2018	2017	2018	2017

Revenues	$ 1,975,000	$ 3,029,000	$ 3,831,000	$ 7,319,000

Net earnings (loss) attributable to Barnwell Industries, Inc.	$ 679,000	$ (615,000)	$ (338,000)	$ 1,026,000

Net earnings (loss) per
share – basic and diluted	$ 0.08	$ (0.07)	$ (0.04)	$ 0.12

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160